Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-99291) on Form S-8 of Summit Financial Group, Inc. of our reports dated March 7, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Summit Financial Group, Inc. for the year ended December 31, 2013.

                                               ARNETT FOSTER TOOTHMAN PLLC

Charleston, West Virginia
September 25, 2014

101 Washington Street East │P.O. Box 2629
Charleston, WV 25329
304.346.0441 │ 800.642.3601